Exhibit 99.1

For immediate release

For further information contact:

Ray Schmitz

Vice President and Chief Financial Officer

(214) 561-7503

ray.schmitz@dynamex.com

DYNAMEX APPROVED FOR LISTING ON

NASDAQ NATIONAL MARKET

March 7, 2005 – Dallas, Texas – Dynamex Inc. (Amex: DDN), the leading provider of same-day delivery and logistics services in the United States and Canada, today announced that it has been approved for listing on the NASDAQ National Market under the symbol “DDMX.”  Trading on the NASDAQ is expected to commence on March 14, 2005.  The Company’s common stock will continue to trade on AMEX until March 11, 2005.

“We are pleased to be listing on the NASDAQ National Market and believe this will provide our shareholders enhanced liquidity and as well as provide the Company with greater exposure to institutional investors,” said Dynamex Chairman and CEO, Rick McClelland.  “The people at AMEX have provided fine support and service for the last five years and they deserve our greatest thanks.”

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Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada.  Additional press releases and investor relations information as well as the Company’s Internet e-commerce services package, dxNow™, is available at www.dynamex.com.

This release contains forward-looking statements that involve assumptions regarding Company operations and future prospects.  Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, the effect of changing economic conditions, acquisition strategy, competition, foreign exchange, the ability to meet the terms of current borrowing arrangements, and risks associated with the local delivery industry.  These and other risks are mentioned from time to time in the Company’s filings with the Securities and Exchange Commission.  In light of such risks and uncertainties, the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.  Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.